CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form N-1A of our reports dated June 15, 2001, December 14, 2001 and February 15, 2002, relating to the audited financial statements and financial highlights of Chicago Asset Management Value Portfolio (formerly, Chicago Asset Management Value/Contrarian Portfolio), Cambiar Opportunity Portfolio, McKee International Equity Portfolio, ICM Small Company Portfolio, Acadian Emerging Markets Portfolio, Rice, Hall James Micro Cap Portfolio (formerly Rice, Hall James Small Cap Portfolio), Rice, Hall James Small/Mid Cap Portfolio, Sirach Growth Portfolio, Sirach Equity Portfolio, Sirach Special Equity Portfolio, Sirach Bond Portfolio, Sirach Strategic Balanced Portfolio, TS&W Equity Portfolio, TS&W Fixed Income Portfolio, TS&W International Equity Portfolio, FMA Small Company Portfolio, Independence Small Cap Portfolio, Analytic Defensive Equity Fund, Analytic International Fund, Analytic Short-Term Income Fund, each formerly a series of UAM Funds Trust, UAM Funds Inc. and UAM Funds Inc. II, which are also incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 2, 2002